Exhibit 99.1

NewsRelease

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810	TEL. 978/475-9090	FAX: 978/474-9204

DYNAMICS RESEARCH CORPORATION
REPORTS THIRD QUARTER 2006 RESULTS
Andover, Mass.—November 1, 2006—Dynamics Research Corporation (Nasdaq: DRCO), a provider of innovative engineering, technical and information technology services and solutions to federal and state governments today announced operating results for the third quarter ended September 30, 2006.
Financial Results
The company reported revenue for the third quarter of 2006 of $63.2 million, compared with $79.1 million for the same period a year ago. Net income was $0.9 million, or $0.10 per diluted share, for the quarter ended September 30, 2006, compared with $3.1 million, or $0.34 per diluted share, for the third quarter of 2005. Diluted earnings per share includes a $0.02 effect of FAS 123R for the third quarter of 2006. For the nine months ended September 30, 2006 revenue was $198.7 million, compared with $228.8 million for the same period in 2005. Net income was $2.6 million, or $0.27 per diluted share, for the nine months ended September 30, 2006, compared with $8.5 million, or $0.92 per diluted share, for the first nine months of 2005. Lower than expected subcontracted revenues under the Aeronautical Systems Center and Electronics Systems Center contracts resulted in third quarter revenues lower than previously provided guidance.
Business Highlights
“I am pleased to report that leading indicators of revenue growth have continued to trend very positively in the most recently ended period. Our new business wins for the quarter, measured in revenue value for the first contract year, were $24 million, up 53% over the third quarter of 2005, bringing the year-to-date total to $55 million. Key wins since we last reported our financial results include new or expanded contracts with the Air Force Tanker Program, Air Force Depots, Lockheed Martin and the Air Force’s Air Operations Center, the NAVAIR AIRSpeed program and the FDIC. Adding to our confidence in these positive developments for the quarter just ended our new business win rate was very strong at 45 percent.
“From a profits viewpoint, we expected and saw a significant improvement in results for the third quarter, compared with the second quarter of this year. Earnings results were at the high end of our guidance for the quarter and investments in business development activities continued at a high level,” reported James P. Regan, DRC chairman and chief executive officer.
Company Guidance
For the year 2006, the company estimates revenues in the range of $258 to $261 million and earnings per diluted share in the range of $0.40 to $0.43. For the fourth quarter of the year the company expects to book revenues in the range of $59 to $62 million and report earnings per diluted share of $0.13 to $0.16.

Conference Call
The company will conduct a third quarter 2006 conference call on Thursday, November 2, 2006 at 10:30 a.m. ET. The call will be available via telephone at (800) 319-9003, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (888) 203-1112, passcode #2492094, beginning at 1:30 p.m. ET November 2, 2006 through 11:59 p.m. ET November 9, 2006.
About Dynamics Research Corporation
DRC is headquartered in Andover, Massachusetts and has major offices in Vienna, Virginia and Fairborn, Ohio. The company has 27 additional field offices throughout the United States providing direct support to all branches of the Department of Defense and several state government agencies.
Dynamics Research Corporation is an innovative solutions provider that partners with its customers to apply proven processes and technologies. For more than 50 years, DRC has delivered technical and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information about DRC please visit our website at www.drc.com.
Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s most recent filings with the SEC. The company assumes no obligation to update any forward-looking information.

CONTACT:	David Keleher, Senior Vice President and Chief Financial Officer (978) 289-1615

ATTACHMENT I
DYNAMICS RESEARCH CORPORATION
RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three months ended
	September 30,
	2006	2005

Contract revenue	$61,547	$77,334
Product sales	1,614	1,779

Total revenue	63,161	79,113

Cost of contract revenue	53,756	64,174
Cost of product sales	1,217	1,242
Selling, general and administrative expenses	5,559	6,722
Amortization of intangible assets	702	760

Total operating costs and expenses	61,234	72,898

Operating income	1,927	6,215
Interest expense, net	(558)	(1,061)
Other income	78	119

Income before provision for income taxes	1,447	5,273
Provision for income taxes	526	2,136

Net income	$921	$3,137

Earnings per common share
Basic	$0.10	$0.35
Diluted	$0.10	$0.34

Weighted average shares outstanding
Basic	9,133,552	8,846,245
Diluted	9,395,360	9,264,137

ATTACHMENT II
DYNAMICS RESEARCH CORPORATION
RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Nine months ended
	September 30,
	2006	2005

Contract revenue	$194,026	$223,712
Product sales	4,626	5,131

Total revenue	198,652	228,843

Cost of contract revenue	168,985	187,927
Cost of product sales	3,771	3,948
Selling, general and administrative expenses	18,151	19,429
Amortization of intangible assets	2,107	2,279

Total operating costs and expenses	193,014	213,583

Operating income	5,638	15,260
Interest expense, net	(1,693)	(3,193)
Other income	429	2,221

Income before provision for income taxes	4,374	14,288
Provision for income taxes	1,803	5,787

Net income (1)	$2,571	$8,501

Earnings per common share
Basic (1)	$0.28	$0.97
Diluted (1)	$0.27	$0.92

Weighted average shares outstanding
Basic	9,079,601	8,761,800
Diluted	9,424,170	9,208,054

(1)	Includes $84, or $0.01 per common share, attributable to the cumulative effect of the change in accounting principle for the adoption of SFAS 123R in 2006.

ATTACHMENT III
DYNAMICS RESEARCH CORPORATION
CONDENSED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)	(audited)

Assets
Cash and cash equivalents	$584	$1,020
Accounts receivable, net	35,372	32,894
Unbilled expenditures and fees on contracts in process	41,070	60,210
Prepaid expenses and other current assets	2,308	1,483

Total current assets	79,334	95,607

Property, plant and equipment, net	11,869	12,252
Goodwill	63,055	63,055
Intangible assets, net	6,373	8,480
Other noncurrent assets	7,046	8,359

Total assets	$167,677	$187,753

Liabilities and stockholders’ equity
Current portion of long-term debt	$—	$10,170
Accounts payable	20,268	25,668
Deferred income taxes	12,420	19,825
Accrued payroll and employee benefits	15,094	18,761
Other accrued expenses	3,741	6,392

Total current liabilities	51,523	80,816

Long-term debt	21,692	15,242
Other long-term liabilities	14,524	17,508

Stockholders’ equity	79,938	74,187

Total liabilities and stockholders’ equity	$167,677	$187,753

ATTACHMENT IV
DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)

(dollars in thousands)
Contract revenues were earned from the following sectors:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
National defense and intelligence agencies	$50,579	$63,970	$158,995	$179,961
Federal civilian agencies	6,634	6,785	22,983	24,560
State and local government agencies	3,966	5,946	11,236	16,996
Other	368	633	812	2,195

	$61,547	$77,334	$194,026	$223,712

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Time and materials	64%	55%	62%	56%
Cost reimbursable	17%	21%	19%	20%
Fixed price, including service-type contracts	19%	24%	19%	24%

	100%	100%	100%	100%

Prime contact	67%	68%	68%	68%
Sub-contract	33%	32%	32%	32%

	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net cash provided by (used in) operating activities	$2,026	$(2,585)	$3,372	$7,835

Capital expenditures	$492	$947	$2,063	$3,373

Depreciation	$805	$915	$2,425	$2,823

Bookings	$60,205	$72,305	$191,992	$210,938

	September 30,
	2006	2005

Funded backlog	$97,911	$147,470

Employees	1,541	1,829